Exhibit 10.2
CARBONITE, INC.
2011 EQUITY AWARD PLAN
     1. Purpose and Effective Date.
     (a) Purpose. The Carbonite, Inc. 2011 Equity Award Plan (the “Plan”) has several complementary purposes: (i) to promote the growth and success of Carbonite, Inc. (the “Company”) by linking a significant portion of Participant compensation to the increase in value of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) to attract and retain top quality, experienced executive officers and employees by offering a competitive incentive compensation program; (iii) to reward innovation and outstanding performance as important contributing factors to the Company’s growth and progress; (iv) to align the interests of executive officers, employees, Directors and Consultants with those of the Company’s shareholders by reinforcing the relationship between Participant rewards and shareholder gains obtained through the achievement by Plan Participants of short-term objectives and long-term goals; and (iv) to encourage executive officers, employees, Directors and Consultants to obtain and maintain an equity interest in the Company.
     (b) Effective Date. The Plan will become effective, and Awards may be granted under the Plan, on and after the Effective Date; provided that any Awards granted prior to the date the Plan is approved by the Company’s shareholders shall be contingent on such approval.
     2. Definitions. Capitalized terms used but not otherwise defined in the Plan shall have the following meanings:
     (a) “10% Stockholder” means an Participant who, as of the date that an Incentive Stock Option is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of capital stock then issued by the Company or a Subsidiary.
     (b) “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.
     (c) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, or any other type of award permitted under the Plan.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause” means, except as otherwise determined by the Committee and set forth in an Award agreement, such act or omission by a Participant as is determined by the Committee to constitute cause for termination, including but not limited to any of the following: (i) a material violation of any Company policy, including but not limited to any policy contained in the Company’s Code of Business Conduct and Ethics; (ii) embezzlement from, or theft of property belonging to, the Company or any Affiliate; (iii) willful failure to perform, or gross negligence in the performance of, assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Company or its Affiliates.
     (f) “Change of Control” means (unless otherwise expressly provided in a particular Award, employment, and/or severance agreement) any of the following:
          (i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
          (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2(f)(i) or Section 2(f)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
          (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions, in each case other than a transaction:
               (A) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

               (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(f)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
          (iv) the Company’s shareholders approve a liquidation or dissolution of the Company.
     Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of determining the timing of payment of such Award.
     The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
     (g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
     (h) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).
     (i) “Consultant” means a Person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.
     (j) “Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.
     (k) “Director” means a member of the Board.
     (l) “Disability” means, except as otherwise determined by the Committee and set forth in an Award agreement: (i) with respect to an Incentive Stock Option, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company, or such similar mental or physical condition which the Committee may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Committee shall make the determination of Disability and may request such evidence of Disability as it reasonably determines.
     (m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.

     (n) “Effective Date” means the date on which the shares of the Company’s Common Stock are first sold to the public pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
     (p) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the NASDAQ Global Market, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such market. If the Shares are not listed on the NASDAQ Global Market, but are traded on a national securities exchange or in another over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.
     (q) “Full-Value Award” means Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.
     (r) “Incentive Stock Option” means an Option that meets the requirements of Code Section 422.
     (s) “Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.
     (t) “Nonqualified Stock Option” means an Option that does not meet the requirements of Code Section 422.
     (u) “Option” means the right to purchase Shares at a stated price for a specified period of time.
     (v) “Participant” means an individual selected by the Committee to receive an Award.
     (w) “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.
     (x) “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after-tax); revenue growth; organic sales growth; return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow (including free cash flow); bookings; and new product releases. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Committee may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax regulations or laws, or (iv) the effect of a merger or acquisition. Notwithstanding the foregoing, the calculation of any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant. In the case of Awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in the Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
     (y) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.
     (z) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.
     (aa) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
     (bb) “Restriction Period” means the length of time established relative to an Award during which (i) the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Common Stock or Stock Units subject to such Award or during which the Common Stock or Stock Units are subject to vesting or a right of repurchase in favor of the Company and (ii) at the end of which the Participant obtains an unrestricted right to such Common Stock or Stock Units.
     (cc) “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.
     (dd) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one (1) Share.

     (ee) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
     (ff) “Share” means a share of Common Stock.
     (gg) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of one (1) Share during a specified period of time.
     (hh) “Subsidiary” means any corporation or limited liability company (except that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.
     3. Administration.
     (a) Committee Administration. The Committee shall administer the Plan. In addition to the authority specifically granted to the Committee in the Plan, the Committee has full discretionary authority to administer the Plan, including but not limited to the authority to: (i) interpret the provisions of the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry the Plan into effect; and (iv) make all other determinations necessary or advisable for the administration of the Plan. All Committee determinations are final and binding.
          Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award. Any action by the Committee to accelerate or otherwise amend an Award for reasons other than retirement, death, Disability or a termination by the Company without Cause, or in connection with a Change of Control, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of the accelerated payment.
     (b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board may also delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. In addition, the Board may reserve for itself any and all authority or responsibility previously delegated to any Committee. If the Board or the Committee has made such a delegation, then all references to the Committee in the Plan include the Board, such other committee, or one or more officers to the extent of such delegation.

          Notwithstanding anything contained herein to the contrary, only the full Board shall have the authority to administer the Plan with respect to Awards granted to Non-Employee Directors.
     (c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to the Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.
     4. Eligibility. The Committee may designate any of the following as a Participant from time to time, to the extent of the Committee’s authority: any executive officer, employee, Consultant or Director of the Company or any Subsidiary. The Committee’s granting of an Award to a Participant will not require the Committee to grant an Award to such individual at any future time. The Committee’s granting of a particular type of Award to a Participant will not require the Committee to grant any other type of Award to such individual.
     5. Types of Awards. Subject to the terms of the Plan, the Committee may grant any type of Award to any Participant it selects; provided, however that only executive officers and employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for, any other Award (or any other award granted under another equity compensation plan of the Company or any Affiliate).
     6. Shares Reserved under the Plan.
     (a) Plan Reserve. Subject to adjustment as provided in Section 15, an aggregate of 1,662,000 Shares are reserved for issuance under the Plan. On January 1 of each year beginning after the Effective Date, an additional number of Shares shall become available for issuance under the Plan equal to the lesser of: (i) 1,500,000 Shares; (ii) four percent (4%) of the number of Shares issued and outstanding (on an as-converted basis) as of the immediately preceding December 31; and (iii) another amount determined by the Board. Subject to Section 6(b) and Section 15(a), all Shares reserved for issuance under the Plan may be issued as Incentive Stock Options.
     (b) Replenishment of Shares Under the Plan. The number of Shares reserved for issuance under the Plan shall be reduced only by the number of Shares actually delivered in payment or settlement of Awards. If Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price or withholding taxes of an Award, then such Shares may again be used for new Awards under the Plan under Section 6(a), but such Shares may not be issued pursuant to an Incentive Stock Option.
     (c) Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 15(a), the maximum number of Shares with respect to one or more Awards that may be granted to (or where the value of the Award is based on the Fair Market Value of the Shares, is with respect to) any one Participant during any calendar year shall be 1,250,000, and the maximum aggregate amount of cash that may be paid in cash to any one Participant during any calendar year with respect to one or more Awards that are not based on the Fair Market Value of the Shares and are payable in cash shall be $1,000,000.
     7. Options. Subject to the terms of the Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:
     (a) Whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;
     (b) The number of Shares subject to the Option;
     (c) The date of grant, which may not be prior to the date of the Committee’s approval of the grant;
     (d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;
     (e) The terms and conditions of exercise; provided, however, that, if the aggregate Fair Market Value of the Shares subject to the Option (as determined on the date of grant of such Option) that becomes exercisable during a calendar year exceeds $100,000, then such Option shall be treated as a Nonqualified Stock Option to the extent such $100,000 limitation is exceeded; and
     (f) The term of the Option; provided, however, that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.
          In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Nonqualified Stock Option to the extent of such failure.
          Subject to the terms and conditions of the Award, vested Options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as the Company may prescribe. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Committee may agree to accept.
          Payment of the exercise price, applicable withholding taxes due upon exercise of the Option, or both may be made in the form of Common Stock already owned by the Participant, which Common Stock shall be valued at Fair Market Value on the date the Option is exercised. A Participant who elects to make payment in Common Stock may not transfer fractional shares or shares of Common Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes. A Participant need not present stock certificates when making payment in Common Stock, so long as other satisfactory proof of ownership of the Common Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Common Stock to pay the exercise price). The Committee shall have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program, all within such limitations as may be imposed by the Plan or any applicable law.
     8. Stock Appreciation Rights. Subject to the terms of the Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:
     (a) Whether the SAR is granted independently of an Option or relates to an Option;
     (b) The number of Shares to which the SAR relates;
     (c) The date of grant, which may not be prior to the date of the Committee’s approval of the grant;
     (d) The grant price; provided, however, that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;
     (e) The terms and conditions of exercise or maturity;
     (f) The term of the SAR; provided, however, that each SAR must terminate no later than ten (10) years after the date of grant; and
     (g) Whether the SAR will be settled in cash, Shares or a combination thereof.
          If an SAR is granted in relation to an Option, unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
     9. Performance and Stock Awards. Subject to the terms of the Plan, the Committee will determine all terms and conditions of each Award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:
     (a) The number of Shares and/or units to which such Award relates;
     (b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies;
     (c) The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;

     (d) The performance period for Performance Awards, which, subject to the provisions of Section 15, must be at least one (1) year;
     (e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and
     (f) With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.
     During the Restriction Period, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Restricted Stock and, unless the Committee shall otherwise provide, the right to receive dividends paid with respect to such Restricted Stock.
     Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Common Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided, however, that if Restricted Stock Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.
     10. Dividend Equivalent Units. Subject to the terms of the Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided, however, that Dividend Equivalent Units may be granted only in connection with a Full-Value Award.
     11. Other Stock-Based Awards. Subject to the terms of the Plan, the Committee may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Common Stock or cash. Without limitation, such Award may include the issuance of Shares of unrestricted Common Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Common Stock from the Company. The Committee shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided, however, that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award.
     12. Transferability.
     (a) Restrictions on Transfer. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death or transfer an Award as provided in Section 6(b).
     (b) Permitted Transfers. If allowed by the Committee, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than Incentive Stock Options to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trusts established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Notwithstanding the foregoing, vested or earned Awards may be transferred without the Committee’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided that no such transfer will be allowed with respect to Incentive Stock Options if such transferability is not permitted by Code Section 422. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Committee may create additional conditions and requirements applicable to the transfer of Awards. Following the allowable transfer of a vested Option, such Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Option and the Plan’s Change of Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee.
     13. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
     (a) Term of Plan. Unless the Board earlier terminates the Plan pursuant to Section 13(b), the Plan will terminate on the earlier of the date all Shares reserved for issuance have been issued or ________, 2021.
     (b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan at any time, subject to the following limitations:
     (i) the Board must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;
     (ii) shareholders must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
     (iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a), 6(b) or the limits set forth in Section 6(c) (except as permitted by Section 15), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 13(e) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.

     (c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 13(e) and subject to the requirements of the Plan, the Committee may modify, amend or cancel any Award; or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided, however, that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other Person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 15 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
     (d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 13 and to otherwise administer the Plan will extend beyond the date of the Plan’s termination. In addition, termination of the Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.
     (e) Repricing and Backdating Prohibited. Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided in Section 15, neither the Committee nor any other Person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.
     (f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 13(b)(ii).
     In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section

409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in the Plan or the Award Agreement to contrary.
     (g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
     14. Taxes.
     (a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due to the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided, however, that the amount to be withheld may not exceed the total minimum Federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
     (b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any Person with respect to the tax consequences of any Award.
     (c) Participant Responsibilities. If a Participant shall dispose of Common Stock acquired through exercise of an Incentive Stock Option within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code Section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.

     15. Adjustment Provisions; Change of Control.
     (a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged, (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares, or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust as applicable: (A) the number and type of Shares subject to the Plan (including the number and type of Shares described in Sections 6(a) and (b)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause the Plan to violate Code Section 422(b).
          Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award and the Shares subject to the Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.
          Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this Section 15(a) that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
     (b) Issuance or Assumption. Notwithstanding any other provision of the Plan, and without affecting the number of Shares otherwise reserved or available under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under the Plan upon such terms and conditions as it may deem appropriate.

     (c) Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control in the event of a Change of Control. In all other cases, in the event of a Change of Control, the Committee may, in its sole discretion (i) elect to accelerate, in whole or in part, the vesting of any Award, (ii) elect to make cash payments payable as a result of the acceleration of vesting of any Award, (iii) elect to cancel any Options and SAR as of the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award, or (iv) elect to pay any earned Performance Award, as measured based on attainment of Performance Goals at the time of the Change of Control.
     If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Committee shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.
     Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.
     16. Miscellaneous.
     (a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:
     (i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;
     (ii) restrictions on resale or other disposition of Shares; and
     (iii) compliance with federal or state securities laws and stock exchange requirements.
     (b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

     (i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
     (ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
     (iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
     (iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
          Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.
     (c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to the Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
     (d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to the Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any rights by virtue of an Award granted under the Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.
     (e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any other provision of the Plan or any Award agreement, the Company has no liability to deliver any Shares under the Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

     (f) Governing Law. This Plan, and all agreements under the Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to the Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of the Plan, any Award or any award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
     (g) Limitations on Actions. Any legal action or proceeding with respect to the Plan, any Award or any Award agreement, must be brought within one (1) year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
     (h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and the Plan is not to be construed with reference to such titles.
     (i) Severability. If any provision of the Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or (ii) would disqualify the Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such award agreement and such Award will remain in full force and effect.

CARBONITE, INC.
INCENTIVE STOCK OPTION AGREEMENT
     1. Grant of Option. Carbonite, Inc., a Delaware corporation (the “Company”), hereby grants to [ _____________ ] (the “Employee”), an option (the “Option”), pursuant to the Company’s 2011 Equity Award Plan (the “Plan”), to purchase an aggregate of [ ________ ] shares (the “Underlying Shares”) of Common Stock, par value $0.01 per share (“Common Stock”), of the Company at a price of $[____] per share (the “Exercise Price”), purchasable as set forth in and subject to the terms and conditions of this Incentive Stock Option Agreement (the “Agreement”) and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code. Capitalized terms used by not otherwise defined herein shall have the meaning ascribed to such terms in the Plan. To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.
     2. Incentive Stock Option. This Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
     3. Exercise of Option and Provisions for Termination.
          (a) Vesting Schedule. Except as otherwise provided in this Agreement, this Option may be exercised prior to the tenth anniversary of the date of grant (or, in the case of an option described in paragraph (f) of Section 7 of the Plan, prior to the fifth anniversary of the date of grant) (hereinafter the “Expiration Date”) in installments as to not more than the number of shares of Common Stock then vested pursuant to the vesting provisions set forth below. The right of exercise shall be cumulative so that if this Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option.
This Option shall become vested as to 25% of the Underlying Shares on [___________] (the “First Vest Date”). Thereafter, this Option shall become vested as to an additional 6.25% of the Underlying Shares on each three month anniversary of the First Vest Date for the next 12 three-month periods. This option may not be exercised at any time on or after the Expiration Date.
          (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Employee’s delivery of written notice of exercise to the Chief Financial Officer of the Company, specifying the number of shares of Common Stock to be purchased and the Exercise Price to be paid therefor and accompanied by payment in full in accordance with Section 4 hereof; provided, however, that if this Option is held by a Section 16 Participant, such written notice shall be delivered to the Committee. Such exercise shall be effective upon receipt by the Chief Financial Officer or the Committee, as applicable, of the Company of such written notice together with the required payment. The Employee may purchase less than the number of Underlying Shares for which this Option is vested and exercisable at any point in time; provided, however, that no partial exercise of this Option may be for any fractional shares.
          (c) Continuous Employment Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Employee, at the time that he or she exercises this Option, is, and has been at all times since the date of grant of this Option, an employee of the Company. For all purposes of this Agreement, (i) “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the regulations promulgated under the Code or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of this option to be employment by the Company.
          (d) Exercise Period Upon Termination of Employment. If the Employee ceases to be employed by the Company for any reason other than death or Disability or a discharge for Cause, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date); provided, however, that this option shall be exercisable only to the extent that the Employee was entitled to exercise this option on the date of such cessation.
          (e) Exercise Period Upon Death or Disability. If the Employee dies or becomes Disabled prior to the Expiration Date while he or she is an employee of the Company, or if the Employee dies within three months after the Employee ceases to be so employed (other than as the result of a discharge for Cause as specified in paragraph (f) below), this Option shall be exercisable, within the period of one year following the date of death or Disability of the Employee (but in no event after the Expiration Date), by the Employee or by the person to whom this option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder; provided, however, that this option shall be exercisable only to the extent that this option was exercisable by the Employee on the date of his or her death or disability. Except as otherwise indicated by the context, the term “Employee,” as used in this Agreement, shall be deemed to include the estate of the Employee or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of the Employee or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of ERISA, or the rules promulgated thereunder.
     (f) Discharge for Cause. If the Employee, prior to the Expiration Date, ceases his or her employment with the Company because he or she is discharged for Cause, the right to exercise this Option shall terminate immediately upon such termination for Cause.
     4. Payment of Exercise Price.
          (a) Method of Payment. Payment of the Exercise Price for the Underlying Shares purchased upon exercise of this Option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the aggregate Exercise Price for such Underlying Shares (a “Cash Exercise”), or by delivery to the Company of shares of Common Stock then owned by the Employee having a Fair Market Value, as of the date prior to the date of exercise of this Option, equal in amount to the aggregate Exercise Price for such Underlying Shares (a “Cashless Exercise”), or by any combination of Cash Exercise and Cashless Exercise.
          (b) Delivery of Shares Tendered in Payment of Exercise Price. An Employee who elects to make a Cashless Exercise, in whole or in part, may not transfer fractional shares or shares of Common Stock with an aggregate Fair Market Value in excess of the aggregate Exercise Price plus applicable withholding taxes. An Employee shall provide satisfactory proof of ownership of the Common Stock tendered in connection with a Cashless Exercise, as determined by the Chief Financial Officer of the Company in his or her sole discretion; provided, however, that if this Option is held by a Section 16 Participant, such determination shall be made by the Committee.
          (c) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in connection with a Cashless Exercise to the extent that the shares of Common Stock were (i) acquired within 12 months before the date of such Cashless Exercise or (ii) were acquired in connection with an Award pursuant to the Plan.
5.	Delivery of Shares; Compliance With Securities Laws, Etc.
          (a) General. The Company shall, upon payment of the Exercise Price, instruct the transfer agent for the Company’s Common Stock to make entry in the books and records of the Company reflecting the Employee as the holder of record the Underlying Shares so purchased and shall promptly deliver to the Employee a statement reflecting such an entry; provided, however, that if any law or regulation requires the Company to take any action with respect to such Underlying Shares before the issuance thereof, then the date of such entry shall be extended for the period necessary to complete such action.
          (b) Listing, Qualification, Etc. This Option shall be subject to the requirement that if, at any time, legal counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Underlying Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
     6. Non-transferability of Option. Except as provided in paragraph (e) of Section 3, this Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null, void and of no further force of effect.

     7. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised. However, during the period of the Employee’s employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board, any committee thereof, or by the executive officers of the Company and shall at no time take any action which, directly or indirectly, would be inconsistent with the best interests of the Company.
     8. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this Option unless and until the date on which Employee becomes the holder of record of the Underlying Shares purchased pursuant to this option on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.
     9. Adjustments.
          (a) General. If: (i) the Company shall at any time be involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) the Company shall subdivide or combine shares of Common Stock or the Company shall declare a dividend payable in shares of Common Stock, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per share of Common Stock basis, exceeds ten percent (10%) of the Fair Market Value of a share of Common Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on shares of Common Stock in the form of cash, or a repurchase of shares of Common Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving shares of Common Stock, or (iv) any other event shall occur, which in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust as applicable: (i) the number and kind of shares or other securities subject to this Option and (ii) the Exercise Price for each share of Common Stock subject to this Option, without changing the aggregate Exercise Price as to which this option remains exercisable.
          (b) Board Authority to Make Adjustments. Adjustments under this Section 9 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final and binding. No fractional shares will be issued pursuant to this option on account of any such adjustments.
          (c) Limits on Adjustments. No adjustment shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Employee.

     10. Change of Control.
          (a) General. In the event of a Change of Control, the Employee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 15 of the Plan.
          (b) Acceleration. In the event of the occurrence of an Change of Control, the vesting schedule set forth in Section 3(a) of this Agreement may be accelerated in whole or in part at the sole discretion of the Committee.
     11. Withholding Taxes. The Company’s obligation to deliver Underlying Share upon the exercise of this Option shall be subject to the Employee’s satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
     12. Limitations on Disposition of Underlying Shares. It is understood and intended that this Option shall qualify as an “incentive stock option” as defined in Section 422 of the Code. Accordingly, the Employee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Underlying Shares acquired upon exercise of this Option within one year after the day of the transfer of such shares to the Employee, nor within two years after the grant of this Option. If the Employee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such Underlying Shares within said periods, he or she will notify the Company in writing within ten days after such disposition.
     13. Miscellaneous.
          (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.
          (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.
          (c) This option shall be governed by and construed in accordance with the laws of the State of Delaware.
[NEXT PAGE IS SIGNATURE PAGE]

Date of Grant:	CARBONITE, INC.

, 20__

By:

Title:

EMPLOYEE’S ACCEPTANCE
     The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions of this Agreement and the Company’s 2011 Equity Award Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Equity Award Plan.

EMPLOYEE

Address:

CARBONITE, INC.
NONSTATUTORY STOCK OPTION AGREEMENT
     1. Grant of Option. Carbonite, Inc., a Delaware corporation (the “Company”), hereby grants to [ ________________ ] (the “Optionee”), an option (the “Option”), pursuant to the Company’s 2011 Equity Award Plan (the “Plan”), to purchase an aggregate of [ ______ ] shares (the “Underlying Shares”) of Common Stock, par value $0.01 per share (“Common Stock”), of the Company at a price of $[____] per share (the “Exercise Price”), purchasable as set forth in and subject to the terms and conditions of this Nonstatutory Stock Option Agreement (the “Agreement”) and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code. Capitalized terms used by not otherwise defined herein shall have the meaning ascribed to such terms in the Plan. To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.
     2. Exercise of Option and Provisions for Termination.
          (a) Vesting Schedule. Except as otherwise provided in this Agreement, this Option may be exercised prior to the tenth anniversary of the date of grant (or, in the case of an option described in paragraph (f) of Section 7 of the Plan, prior to the fifth anniversary of the date of grant) (hereinafter the “Expiration Date”) in installments as to not more than the number of shares of Common Stock then vested pursuant to the vesting provisions set forth below. The right of exercise shall be cumulative so that if this Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this Option.
This Option shall become vested as to 25% of the Underlying Shares on [___________] (the “First Vest Date”). Thereafter, this Option shall become vested as to an additional 6.25% of the Underlying Shares on each three month anniversary of the First Vest Date for the next 12 three-month periods. This option may not be exercised at any time on or after the Expiration Date.
          (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Optionee’s delivery of written notice of exercise to the Chief Financial Officer of the Company, specifying the number of shares of Common Stock to be purchased and the Exercise Price to be paid therefor and accompanied by payment in full in accordance with Section 3 hereof; provided, however, that if this Option is held by a Section 16 Participant, such written notice shall be delivered to the Committee. Such exercise shall be effective upon receipt by the Chief Financial Officer or the Committee, as applicable, of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of Underlying Shares for which this Option is vested and exercisable at any point in time; provided, however, that no partial exercise of this Option may be for any fractional shares.

          (c) Continuous Engagement Required. Except as otherwise provided in this Section 2, this Option may not be exercised unless the Optionee, at the time that he or she exercises this Option, is, and has been at all times since the date of grant of this Option, an employee of the Company, or in the case of an Optionee who is a Director of or Consultant to the Company, unless such relationship is not interrupted or terminated by the Company. For all purposes of this Agreement, (i) “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the regulations promulgated under the Code or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation shall be considered for all purposes of this option to be employment by the Company.
          (d) Exercise Period Upon Termination of Employment or Engagement. If the Optionee ceases to be employed by, or otherwise engaged as a Director of or Consultant to, the Company for any reason other than death or Disability or a discharge for Cause, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date); provided, however, that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this Option on the date of such cessation.
          (e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes Disabled prior to the Expiration Date while he or she is an employee of the Company or is otherwise engaged as a Director of or Consultant to the company, or if the Optionee dies within three months after the Optionee ceases to be so employed or engaged (other than as the result of a discharge for Cause as specified in paragraph (f) below), this Option shall be exercisable, within the period of one year following the date of death or Disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of the Optionee Retirement Income Security Act (“ERISA”), or the rules thereunder; provided, however, that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term “Optionee,” as used in this Agreement, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of the Optionee or pursuant to a qualified domestic relations order (as defined in the Code) or Title I of ERISA, or the rules promulgated thereunder.
          (f) Discharge for Cause. If the Optionee, prior to the Expiration Date, ceases his or her employment or engagement with the Company because he or she is discharged for Cause, the right to exercise this Option shall terminate immediately upon such termination for Cause.
     3. Payment of Exercise Price.
          (a) Method of Payment. Payment of the Exercise Price for the Underlying Shares purchased upon exercise of this Option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the aggregate Exercise Price for such Underlying Shares (a “Cash Exercise”), or by delivery to the Company of shares of Common Stock then owned by the Optionee having a Fair Market Value, as of the date prior to the date of exercise of this Option, equal in amount to the aggregate Exercise Price for such Underlying Shares (a “Cashless Exercise”), or by any combination of Cash Exercise and Cashless Exercise.
          (b) Delivery of Shares Tendered in Payment of Exercise Price. An Optionee who elects to make a Cashless Exercise, in whole or in part, may not transfer fractional shares or shares of Common Stock with an aggregate Fair Market Value in excess of the aggregate Exercise Price plus applicable withholding taxes. An Optionee shall provide satisfactory proof of ownership of the Common Stock tendered in connection with a Cashless Exercise, as determined by the Chief Financial Officer of the Company in his or her sole discretion; provided, however, that if this Option is held by a Section 16 Participant, such determination shall be made by the Committee.
          (c) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock of the Company may be tendered in connection with a Cashless Exercise to the extent that the shares of Common Stock were (i) acquired within 12 months before the date of such Cashless Exercise or (ii) were acquired in connection with an Award pursuant to the Plan.
4.	Delivery of Shares; Compliance With Securities Laws, Etc.
          (a) General. The Company shall, upon payment of the Exercise Price, instruct the transfer agent for the Company’s Common Stock to make entry in the books and records of the Company reflecting the Optionee as the holder of record the Underlying Shares so purchased and shall promptly deliver to the Optionee a statement reflecting such an entry; provided, however, that if any law or regulation requires the Company to take any action with respect to such Underlying Shares before the issuance thereof, then the date of such entry shall be extended for the period necessary to complete such action.
          (b) Listing, Qualification, Etc. This Option shall be subject to the requirement that if, at any time, legal counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Underlying Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
     5. Non-transferability of Option. Except as provided in paragraph (e) of Section 2, this Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, at the election of the Company, become null, void and of no further force of effect.

     6. No Special Employment or Consulting Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Optionee or the engagement of a Director or Consultant for the period within which this Option may be exercised. However, during the period of the Optionee’s employment or engagement, the Optionee shall render diligently and faithfully the services which are assigned to the Optionee from time to time by the Board, any committee thereof, or by the executive officers of the Company and shall at no time take any action which, directly or indirectly, would be inconsistent with the best interests of the Company.
     7. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this Option unless and until the date on which Optionee becomes the holder of record of the Underlying Shares purchased pursuant to this option on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.
     8. Adjustments.
          (a) General. If: (i) the Company shall at any time be involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) the Company shall subdivide or combine shares of Common Stock or the Company shall declare a dividend payable in shares of Common Stock, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per share of Common Stock basis, exceeds ten percent (10%) of the Fair Market Value of a share of Common Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on shares of Common Stock in the form of cash, or a repurchase of shares of Common Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving shares of Common Stock, or (iv) any other event shall occur, which in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust as applicable: (i) the number and kind of shares or other securities subject to this Option and (ii) the Exercise Price for each share of Common Stock subject to this Option, without changing the aggregate Exercise Price as to which this option remains exercisable.
          (b) Board Authority to Make Adjustments. Adjustments under this Section 8 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final and binding. No fractional shares will be issued pursuant to this option on account of any such adjustments.
          (c) Limits on Adjustments. No adjustment shall be made under this Section 98which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

     9. Change of Control.
          (a) General. In the event of a Change of Control, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 15 of the Plan.
          (b) Acceleration. In the event of the occurrence of an Change of Control, the vesting schedule set forth in Section 2(a) of this Agreement may be accelerated in whole or in part at the sole discretion of the Committee.
     10. Withholding Taxes. The Company’s obligation to deliver Underlying Shares upon the exercise of this Option shall be subject to the Optionee’s satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
     11. Miscellaneous.
          (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.
          (b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.
          (c) This option shall be governed by and construed in accordance with the laws of the State of Delaware.
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Date of Grant:	CARBONITE, INC.

, 20__

By:

Title:

OPTIONEE’S ACCEPTANCE
     The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions of this Agreement and the Company’s 2011 Equity Award Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Equity Award Plan.

EMPLOYEE

Address:

CARBONITE, INC.
STOCK RESTRICTION AGREEMENT
     This Agreement (the “Agreement”) is made this the [_____] day of [_______], 20[__], by and between Carbonite, Inc. (the “Company”), a Delaware corporation with its principal place of business at 177 Huntington Avenue, Boston, Massachusetts and [______________], an individual having an address at [______________________] (the “Stockholder”). Capitalized terms used by not otherwise defined herein shall have the meaning ascribed to such terms in the Company’s 2011 Equity Award Plan (the “Plan”). To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflict or inconsistent term contained herein.
     WHEREAS, pursuant to the Plan, the Company desires to sell to the Stockholder, and the Stockholder desires to purchase [______] shares (the “Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”); and
     WHEREAS, as a condition to the purchase and sale of the shares, the parties have agreed that the Shares shall be subject to a stock restriction agreement containing the terms and conditions herein;
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder agree as follows:
     1. Shares to be Subject to Restriction. The Stockholder agrees that the Shares shall be subject to the Purchase Option (as defined below) set forth in Section 2 of this Agreement, to the restrictions on transfers set forth in Section 4 of this Agreement, and to any additional provisions of the Plan applicable to such Shares during the Restriction Period.
     2. Purchase Option. If the Stockholder ceases to be an executive officer, employee, or Director of, or a Consultant to, the Company for any reason or no reason, with or without cause, at any time prior to [___________] (the “Triggering Event”), the Company or its assignee (to the extent permissible under applicable securities laws) shall have the right and option (the “Purchase Option”) to purchase from the Stockholder, at a price of $[_________] per share (the “Option Price”), the following number of Shares: (a) if the Triggering Event occurs prior to [____________] (the “First Vest Date”), all of the Shares shall be subject to the Purchase Option, (b) on the First Vest Date 25% of the total number of Shares shall vest and no longer be subject to the Purchase Option and (c) thereafter, the number of Shares subject to the Purchase Option shall reduced by 6.25% of the total number of Shares on each three month anniversary of the First Vest Date for the next 12 three-month periods, until such time as no Shares remain subject to the Purchase Option.

Notwithstanding the foregoing provisions of this Section 2, in the event of a Change of Control during the Restriction Period, the vesting schedule set forth in this Section 2 may be accelerated in whole or in part at the sole discretion of the Committee.
     3. Exercise of Purchase Option, Closing and Payment for Shares.
          (a) The Company may exercise the Purchase Option by delivering or mailing to the Stockholder, in accordance with Section 11, written notice of exercise within thirty (30) days after the Triggering Event together with a check in the amount of the aggregate Option Price with respect to Shares purchased pursuant to the Purchase Option. The notice must specify the number of Shares to be purchased under the Purchase Option. If and to the extent that the Purchase Option is not exercised, in whole or in part, within the thirty (30) day period, the Purchase Option (or its unexercised part, as applicable) will automatically expire and terminate effective upon the expiration of the thirty (30) day period.
          (b) Promptly upon delivery or mailing to the Stockholder of the written notice and aggregate Option Price as set forth in Section 3(a) above, the Company shall cause to be cancelled on its books and records all Shares held by the Stockholder and subject to the exercise of the Purchase Option by the Company.
          (c) After the time at which the Company delivers or mails to the Stockholder the written notice and aggregate Option Price as set forth in Section 3(a) above, the Company shall not pay any dividend to the Stockholder on account of the Shares subject to the Purchase Option so exercised or permit the Stockholder to exercise any of the privileges or rights of a Stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.
          (d) The Option Price shall be payable in immediately available funds.
     4. Restrictions on Transfer. The Stockholder shall not, during the term of the Purchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, any of the Shares, or any interest therein, unless and until such are no longer subject to the Purchase Option.
     5. Effect of Prohibited Transfer. The Company will not be required (a) to transfer on its books any Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares, or to pay dividends to, any transferee to whom any such Shares have been so sold or transferred.
     6. Restrictive Legend. All certificates representing Shares subject to this Agreement shall bear a legend in substantially the following form, in addition to any other legends that may be required under applicable federal or state securities laws:
“The shares represented by this certificate are subject to an option to purchase and restrictions on transfer set forth in a certain Stock

Restriction Agreement between the corporation and the registered owner of this certificate, a copy of which is available for inspection at the offices of the Secretary of the corporation.”
     7. Adjustments for Stock Splits, Stock Dividends, etc. Subject to the provisions of Section 15 of the Plan, if from time to time during the term of the Purchase Option there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of its ownership of the Shares will be immediately subject to the Purchase Option, the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares, and the respective option prices shall be appropriately adjusted.
     8. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement will be severable and enforceable to the extent permitted by law.
     9. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, subject to the restrictions on transfer set forth in Section 4 herein.
     10. No Rights to Employment. Nothing contained in this Agreement is to be construed as giving the Stockholder any right to be retained, in any position, as an employee of the Company.
     11. Notice. All notices required or permitted hereunder must be in writing and are deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party to this Agreement at the address shown above, or at such other address as one party will designate to the other in accordance with this Section 11.
     12. Pronouns. Whenever the context may require, any pronouns used in this Agreement are deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns are deemed to include the plural, and vice versa.
     13. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
     14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.
     15. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CARBONITE, INC.

By:
Name:
Title:

STOCKHOLDER

[ ]